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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We here by consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-4290 and Registration No. 333-52907) of Tollgrade Communications, Inc. and Subsidiaries of our report dated January 24, 2000, except for Note 2, which is as of March 20, 2000, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
March 27, 2000




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